UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 30, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On December 30, 2003, we announced we closed a Definitive Merger Agreement with Health Care Center of Tampa, Inc. (“HCCT”) and Dr. Saqib Bashir Khan. HCCT specializes in the delivery of pain management, anesthesiology and orthopedic rehabilitation since being established in 1997. The capital stock of HCCT was acquired in a merger transaction from Dr. Khan, the sole shareholder. Dr. Khan has no prior relationship with us.

Pursuant to the merger agreement, we acquired HCCT. Subject to certain yet undetermined post-closing adjustments, if any, the purchase price consisted of $1,937,500.00 in cash and 809,315 shares of our common stock valued at $2.394 per share. We may also make additional payments of up to $3,875,000 in cash and common stock if certain net earnings goals are achieved in each of the first three fiscal years following the closing.

The acquisition has been accounted for using the purchase method of accounting. We funded the cash portion of the purchase price of HCCT from the proceeds of the $10 million Convertible Debenture offering closed December 18, 2003.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a) Financial Statements of Business Acquired

Health Care Center of Tampa, Inc.

Report of Independent Certified Public Accountants

2002 and 2001 Financial Statements:

•	Balance Sheets as of December 31, 2002

•	Statements of Operations and Retained Earnings for the years ended December 31, 2002

•	Statements of Cash Flows for the years ended December 31, 2002

Notes to Financial Statements

(b) Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2002

Exhibits	Material Contracts

Exhibit 10.1	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated December 30, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date:	December 30, 2003	By:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date:	December 30, 2003	By:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director

Financial Statements

HEALTH CARE CENTER OF TAMPA, INC.

December 31, 2002

HEALTH CARE CENTER OF TAMPA, INC.

Financial Statements

December 31, 2002

(With Independent Auditors’ Report Thereon)

v

HEALTH CARE CENTER OF TAMPA, INC.

Independent Auditors’ Report

The Board of Directors

Health Care Center of Tampa, Inc.

We have audited the accompanying balance sheet of Health Care Center of Tampa, Inc. as of December 31, 2002 and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Care Center of Tampa, Inc. at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

December 16, 2003

Maitland, Florida

Tschopp, Whitcomb and Orr, P.A.

HEALTH CARE CENTER OF TAMPA, INC.

Balance Sheet

December 31, 2002

Assets

Current assets:
Cash	$280,680
Accounts receivable	551,032
Other current assets	2,500

Total current assets	834,212

Furniture, equipment and leasehold improvements, net (note 2)	335,852
Other assets	965

Total assets	$1,171,029

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$327

Total current liabilities	327

Stockholders’ equity:
Common stock, no par value, 100 shares authorized, issued and outstanding	500
Retained earnings	1,170,202

Total stockholders’ equity	1,170,702

Commitments and contingencies (notes 3 and 4)
$1,171,029

See accompanying notes to financial statements.

HEALTH CARE CENTER OF TAMPA, INC.

Statement of Operations and Retained Earnings

Year ended December 31, 2002

Net patient revenue	$2,436,089
Cost of patient revenue	579,258

Gross profit	1,856,831
General and administrative expenses	299,954

Operating income	1,556,877
Other income:
Interest income	5,136

Net income	1,562,013
Retained earnings at beginning of year	716,353
Distribution to shareholder	(1,108,164)

Retained earnings at end of year	$1,170,202

See accompanying notes to financial statements.

HEALTH CARE CENTER OF TAMPA, INC

Statement of Cash Flows

Year Ended December 31, 2002

Cash flows from operating activities:
Net income	$1,562,013
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,981
Cash provided by (used for) changes in:
Accounts receivable	(196,912)
Accounts payable and accrued expenses	(33,925)

Net cash provided by operating activities	1,352,157

Cash flows from financing activities:
Distributions to shareholder	(1,108,164)

Net cash used in financing activities	(1,108,164)

Cash flow from investing activities:
Acquisition of property and equipment	(184,600)

Net cash used in investing activities	(184,600)

Net change in cash	59,393

Cash at beginning of year	221,287

Cash at end of year	$280,680

Supplemental disclosures of cash flow information:
Cash paid for interest	$—

See accompanying notes to financial statements.

x

HEALTH CARE CENTER OF TAMPA, INC.

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Health Care Center of Tampa, Inc. (Company) is a medical clinic providing treatment for patients who suffer from pain, located in Lakeland, Florida. The Company’s primary mission is to provide quality specialized treatment to the Central Florida area.

(b)	Net Patient Service Revenue

Patient service revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Company is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Company at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

Changes in the allowance for credit losses and contractual allowance for the year ended December 31, 2002 are as follows:

Balance at beginning of year	$531,180
Provision for credit losses and contractual allowance	1,371,159
Charge offs	(1,075,792)

Balance at end of year	$826,547

(c)	Income Taxes

The Company has elected to be taxed under the Subchapter S provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the income tax returns of the stockholders. Accordingly, no income tax related assets, liabilities or provision for income taxes has been recorded in the accompanying financial statements.

(Continued)

HEALTH CARE CENTER OF TAMPA, INC.

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies – (Continued)

(c)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of patient accounts receivable which amount to approximately $550,000. The Company performs credit evaluations of its patients prior to rendering service and generally does not require collateral.

(e)	Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

(2)	Property and Equipment

Property and equipment consist of the following at December 31, 2002:

Leasehold improvements	$304,362
Medical equipment	28,885
Furniture and equipment	60,959

394,206
Less accumulated depreciation	(58,354)

$335,852

HEALTH CARE CENTER OF TAMPA, INC.

Notes to Financial Statements

December 31, 2002

(3)	Commitments

The company leases its office space from its sole shareholder on a month to month basis under a lease agreement accounted for as an operating lease.

Rent expense amounted to $72,000 for the year ended December 31, 2002.

(4)	Medical Malpractice Claims

The Company is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Company maintains malpractice insurance to protect against such claims or legal actions. A reserve for estimated claims payable by the Company as a result of malpractice and related legal actions has been reflected as a provision for professional liability claims in the accompanying balance sheet. This provision has been accrued based on estimates that incorporate the Company’s past experience as well as other considerations including the nature of each claim or incident and relevant trend factors. Management believes the ultimate resolution of such matters will be adequately covered by the Company’s insurance and/or recorded reserves and will not have a material adverse effect on its financial position or results of operations on demand.

(6)	Subsequent Events

In December, 2003 the Company entered into a letter of intent with PainCare Holdings, Inc. (PainCare). The letter of intent provides for the merger of the Company into PainCare, a Florida corporation. In exchange for all of the capital stock of the Company, the Company shareholders will receive $3,875,000 payable in $1,937,500 cash at closing and $1,937,500 worth of PainCare common stock, which will be determined by dividing this amount by 90% of the fair market value as of the date immediately preceding closing. The physician owner of the Company will receive a five year employment agreement with a base salary of $400,000 plus a bonus equal to 20% of EBITDA in excess of $1,550,000 annually.

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by PainCare Holdings, Inc. of Health Care Center of Tampa, Inc., in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheet is based on the historical balance sheets of PainCare Holdings, Inc. and Health Care Center of Tampa, Inc. appearing elsewhere in this Form 8-K. The unaudited pro forma statements of operations are based on the historical statement of operations of PainCare Holdings, Inc. and of Health Care Center of Tampa, Inc. appearing elsewhere in this Form 8-K and combine the results of operations of PainCare Holdings, Inc. and Health Care Center of Tampa, Inc. for the year ended December 31, 2002 as if the acquisition occurred on the beginning of the period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of PainCare Holdings, Inc.

PainCare Holdings, Inc. will account for the merger with Health Care Center of Tampa, Inc. using the purchase method of accounting. As of January 1, 2002, PainCare Holdings, Inc. is no longer amortizing its goodwill in accordance with SFAS No. 142. Such goodwill will be subject to impairment testing using a fair value based method as of January 1, 2003.

Health Care Center of Tampa, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

Year Ended December 31, 2002

	PainCare Historical	Health Care Center of Tampa Historical	ProForma Adjustments	Proforma
Assets

Cash	$2,078,684	$280,680	$—	$2,359,364
Accounts Receivable	2,781,094	551,032	—	3,332,126
Due from Shareholder	339,325	—	—	339,325
Note Receivable	100,316	—	—	100,316
Deposits & Prepaid expenses	138,519	2,500	—	141,019

Total Current Assets	5,437,938	834,212	—	6,272,150

Furniture and Equipment, net	3,012,615	335,852	—	3,348,467
Goodwill (6)	5,012,552	—	2,854,298	7,866,850
Other Assets	203,822	965	—	204,787

Total Assets	13,666,927	1,171,029	2,854,298	17,692,254

Liabilities and Stockholder’s Equity

Current Portion of Notes Payable	320,123	—	—	320,123
Accounts Payable and Accrued Expenses	529,031	327	—	529,358
Current Portion of Convertible Debentures	987,164	—	—	987,164
Current Portion of Capital Lease Obligations	445,549	—	—	445,549

Total Current Liabilities	2,281,867	327	—	2,282,194

Notes Payable, less current portion	1,009,391	—	—	1,009,391
Convertible Debentures (5)	664,055	—	2,087,500	2,751,555
Shareholder Loan	1,890	—	—	1,890
Capital Lease Obligations, less current	2,155,733	—	—	2,155,733

Liabilities	6,112,936	327	2,087,500	8,200,763

Stockholder’s Equity
Common Stock (6)	1,557	500	(419)	1,638
Preferred Stock	—	—	—	—
Additional Paid in Capital (6)	7,019,246	—	1,937,419	8,956,665
Retained Earnings (6)	556,487	1,170,202	(1,170,202)	556,487
Cumulative Translation Adjustment	(23,299)	—	—	(23,299)

Total Stockholder’s Equity	7,553,991	1,170,702	766,798	9,491,491

Total Liabilities and Stockholder’s Equity	13,666,927	1,171,029	2,854,298	17,692,254

Health Care Center of Tampa, Inc.

Unaudited Pro Forma Consolidated Statement of Operations (1)

Year Ended December 31, 2002

	PainCare Historical	Health Care Center of Tampa Historical	ProForma Adjustments	Proforma
Revenues	$7,497,942	$2,436,089	$—	$9,934,031
Cost of Sales (2)	2,698,450	579,258	50,000	3,327,708

Gross Profit	4,799,492	1,856,831	(50,000)	6,606,323
Operating Expenses:
General & Administrative (3)	3,468,515	299,954	(100,000)	3,668,469
Depreciation Expense	206,949	—	—	206,949

Operating Income	1,124,028	1,556,877	50,000	2,730,905
Interest Expense	358,546	—	—	358,546
Other Income	173,992	5,136	—	179,128

Income Before Taxes	939,474	1,562,013	50,000	2,551,487
Provision for Income Taxes (4)	234,440	—	390,503	624,943

Net Income	$705,034	$1,562,013	$(340,503)	$1,926,544

Basic Earnings Per Share				$0.17
Basic Weighted Average Shares Outstanding	10,591,258	809,315		11,400,573
Diluted Earnings Per Share				$0.14
Diluted Weighted Average Shares Outstanding	12,583,653	809,315		13,392,968

Footnotes:

1)	Historical financial results for the Health Care Center of Tampa, Inc
2)	Adjustment for non-recurring compensation paid to Dr. Khan
3)	Adjustment for non-recurring general and administrative expenses
4)	Represents estimate of taxes for the Health Care Center of Tampa if they had filed consolidated tax returns with PCH
5)	Represents portion of Convertible Debentures issued for the purchase of the Health Care Center of Tampa, inc.
6)	Represents the impact of the purchase of the outstanding shares of the Health Care Center of Tampa, Inc., including the issuance of 809,315 shares of PainCare Holdings, Inc. at $2.394 per share and the resulting Goodwill of $2,854,298 using the purchase method of accouting.